UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2018

HMS Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction	814-00939 (Commission	45-3999996 (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas (Address of principal executive offices)		77056-6118 (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

     Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Fourth Quarter 2017 Conditional Income Incentive Fee Waiver Agreement

On January 31, 2018, HMS Income Fund, Inc. (the “Company”), HMS Adviser LP and MSC Adviser I, LLC (together, the “Advisers”) entered into a conditional income incentive fee waiver agreement (the “Fourth Quarter 2017 Conditional Income Fee Waiver Agreement”), pursuant to which, for a period from October 1, 2017 through December 31, 2017, the Advisers would waive the “subordinated incentive fee on income,” as such term is defined in the Investment Advisory and Administrative Services Agreement dated May 31, 2012, upon the occurrence of any event that, in the Advisers’ sole discretion, causes such waiver to be deemed necessary. The Fourth Quarter 2017 Conditional Income Fee Waiver Agreement may require the Company to repay the Advisers for previously waived reimbursement of payments by HMS Adviser LP of the Company's operating expenses (“Expense Support Payments”) or waived base management fees or incentive fees under certain circumstances. The previously waived fees are potentially subject to repayment by the Company, if at all, within a period not to exceed three years from the date of each respective fee waiver. Thus, in any quarter where a surplus exists, that surplus will be available, subject to approval of the board of directors, to reimburse waived fees and Expense Support Payments as follows:

1. First, to reimburse Expense Support Payments, beginning with the earliest year eligible for reimbursement; and
2. Second, to reimburse all waived fees, beginning with the earliest year eligible for reimbursement.

The foregoing description of the Fourth Quarter 2017 Conditional Income Fee Waiver Agreement does not purport to be complete and is qualified in its entirety by reference to the Fourth Quarter 2017 Conditional Income Fee Waiver Agreement, filed as Exhibit 10.1 to this report, and incorporated herein by reference.

Item 8.01	Other Events.

On January 30, 2018, the Company increased the price at which it issues shares of its common stock (the “Reinvestment Purchase Price”) under its distribution reinvestment plan (the “DRP”) from $8.25 to $8.30, effective as of the distribution payable on February 1, 2018. As previously disclosed by the Company, the Reinvestment Purchase Price is determined by the Company’s board of directors or a committee thereof, in its sole discretion, that is (i) not less than the net asset value per share of common stock determined in good faith by the Company’s board of directors or a committee thereof, in its sole discretion, within forty-eight hours prior to the payment of a distribution (the “NAV Per Share”) and (ii) not more than 2.5% greater than the NAV Per Share. The purpose of this increase is to ensure that the Company does not issue shares under the DRP at a price per share that is less than the NAV Per Share.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Fourth Quarter 2017 Conditional Income Incentive Fee Waiver Agreement, dated as of January 31, 2018, by and among the Registrant, HMS Adviser LP and MSC Adviser I, LLC (Filed herewith).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

January 31, 2018	By:	/s/ David M. Covington
Name: David M. Covington
Title: Chief Accounting Officer and Treasurer